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                                                                 EXHIBIT  3.27


                             ARTICLES OF RESTATEMENT

                                       OF

                                    SCH, INC.

         1. The new name of the Company is AMF Bowling Centers (Canada) International Inc.

         2. The attached Restated Articles and all amendments to the Articles were adopted by unanimous consent of the shareholders.

         3. The attached Restated Articles and all amendments to the Articles were adopted by unanimous consent of the Board of Directors.

         I, Teri Scott Lovelace, Assistant Secretary of AMF Bowling Centers (Canada) International Inc. do hereby certify as to the above.


                                             /s/ Teri Scott Lovelace
                                        ------------------------------------
                                                 Teri Scott Lovelace


         Sworn and subscribed to before me this 2nd day of March, 1989.

                                             /s/ Cheryle L. Kitchen
                                        -------------------------------------
                                                    Notary Public

My Commission Expires:  7/8/91
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                                    RESTATED

                                    ARTICLES

                                       OF

                                    SCH, INC.


                                       I.

         The new name of the Corporation is AMF Bowling Centers (Canada International Inc.

                                       II.

         The purpose for which the Corporation is formed is to transact any or all lawful business, not required to be specifically stated in these Articles, for which corporations may be incorporated under the Virginia Stock Corporation Act, as amended from time to time.

                                      III.

         The number of shares which the Corporation shall have authority to issue shall be 10,000 shares of the par value of $1.00 each. No holder of shares of any class of the Corporation shall have any preemptive or preferential right to purchase or subscribe to (i) any shares of any class of the corporation, whether now or hereafter authorized; (ii) any warrants, rights or options to purchase any such shares; or (iii) any securities or obligations convertible into any such shares or into warrants, rights, or options to purchase any such shares.

                                       IV.

         The registered office shall be located at 901 East Cary Street, Suite 1400, in the City Richmond, and the registered agent shall be Teri Scott Lovelace, who is a resident of Virginia
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and a member of the Virginia State Bar, and whose business address is the same as the address of the initial registered office.

                                       V.

         1. In every instance permitted by the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, the liability of a director or officer of the Corporation to the Corporation or its shareholders arising out of a single transaction, occurrence or course of conduct shall be limited to one dollar.

         2. To the full extent permitted and in the manner prescribed by the Virginia Stock Corporation Act and any other applicable law, the Corporation shall indemnify a Director or officer of the Corporation who is or was a party to any proceeding by reason of the fact that he is or was such a Director or officer or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Board of Directors is hereby empowered, by majority vote of a quorum of disinterested Directors, to contract in advance to indemnify any Director or officer.

         3. The Board of Directors is hereby empowered, by majority vote of a quorum of disinterested Directors, to cause the Corporation to indemnify or contract in advance to indemnify any person not specified in Section 2 of this Article who was or is a party to any proceeding, by reason of the fact that he is or was an employee or agent of the corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one to whom indemnification is granted in Section 2.

         4. The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a Director, officer, employee or agent of another corporation, partnership, joint venture, trust employee benefit plan or other enterprise, against any liability asserted against or incurred by any such person in any such capacity or arising from his status as such, whether or not the Corporation would have power to indemnify him against such liability under the provisions of this Article.

         5. In the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to Section 2 of this Article VI shall be made by special legal counsel agreed upon by the Board of Directors and the proposed indemnitee. If the Board of Directors and the proposed indemnitee are unable to agree upon such special legal counsel, the Board of Directors and the proposed indemnitee each shall select a nominee, and the nominees shall select such special legal counsel.
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         6.       The provisions of this Article VI shall be applicable to all actions, claims, suits or proceedings commenced after the adoption hereof, whether arising from any action taken or failure to act before or after such adoption. No amendment, modification or repeal of this Article shall diminish the rights provided hereby or diminish the right to indemnification with respect to any claim, issue or matter in any then pending or subsequent proceeding that is based in any material respect on any alleged action or failure to act prior to such amendment, modification or repeal.

         7. Reference herein to Directors, officers, employees or agents shall include former Directors, officers, employees and agents and their respective heirs, executors and administrators.

                                       VI.

         The Board of Directors shall have the power to make, amend or repeal bylaws of the Corporation.

                            ARTICLES OF INCORPORATION
                                       OF
                                    SCH, INC.

         The undersigned, desiring to form a stock corporation under the provisions of Chapter 9 of Title 13.1 of the Code of Virginia of 1950, as amended, hereby sets forth the following:

         A.       Corporate Name

                  The name of the Corporation is:
                  SCH, Inc.

         B.       Purposes and Powers

                  The purpose for which the corporation is formed is to engage in any lawful business. In addition, the corporation shall have the same powers as an individual to do all things necessary or convenient to carry out its business and affairs.

         C.       Authorized Stock

                  The aggregate number of shares which the corporation shall have authority to issue and the par value per share are as follows:

                 Class                                  Number                              Par Value Per
              and Series                              of Shares                                 Share
              ----------                              ---------                             -------------
                Common                                  5,000                                   $1.00


                  The holders of the Common Stock shall have unlimited voting rights and be entitled to receive the net assets of the corporation upon dissolution. The holders of any class or series of stock shall not have the preemptive right to acquire unissued shares of any class or series of stock of the corporation.
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         D.       Registered Office and Registered Agent

                  The address of the corporation's initial registered office is Main Street Centre, 629 East Main Street, 7th Floor, P.O. Box 1Q, Richmond, Virginia 23202. The name of the city in which the initial registered office is located is the City of Richmond. The name of the initial registered agent is Alexander C. Graham, Jr. who is a resident of the Commonwealth of Virginia, a member of the Virginia State Bar and whose business office is identical with the registered office of the corporation.

         E.       Limitation on Liability

                  In any proceeding brought in the right of the corporation or by or on behalf of stockholders of the corporation, the damages assessed against an officer or director arising out of a single transaction, occurrence, or course of conduct shall not exceed one dollar, unless the officer or director engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law, including without limitation, any claim of unlawful insider trading or manipulation of the market for any security.

         F.       Indemnification of Directors, Officer and Others

                  1. Indemnification: The corporation shall indemnify an individual who is, was or is threatened to be made a party to a proceeding (including a proceeding by or in the right of the corporation) because he is or was a director against liability incurred in the proceeding and against expenses incurred by him in connection therewith except such liabilities and expenses incurred because of his willful misconduct or knowing violation of the criminal law.

                  2. Advance for Expenses: The corporation shall pay for or reimburse the reasonable expenses incurred by a director

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who is a party to a proceeding in advance of final disposition of the proceeding if:

                  (a) the director furnishes the corporation a written statement of his good faith belief that he has met the standard of conduct described in Section 1;

                  (b) the director furnishes the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct (which undertaking shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment); and

                  (c) a determination is made that the facts then known to those making the determination would not preclude indemnification under Article 10 of the Virginia Stock Corporation Act or Section 1 hereof.

                  3. Determination and Authorization of Indemnification: The corporation shall not indemnify a director under Section 1 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in Section 1. The determination shall be made:

                  (a) by the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding;

                  (b) if such a quorum cannot be obtained, by majority vote of a committee duly designated by the Board of Directors (in which directors who are parties may participate in such designation), consisting solely of two or more directors not at the time parties to the proceeding;


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
                     (c) by special legal counsel:

                         (i) selected by the Board of Directors or its
committee in the manner prescribed in subsection (a) or (b) above;

                         (ii) if such a quorum of the Board of Directors
cannot be obtained and such a committee cannot be designated, selected by a majority vote of the full Board of Directors, in which directors who are parties may participate in such selection; or

                     (d) by the stockholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

                  Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (c) of this Section 3 to select counsel.

                  4. Indemnification of Officers, Employees, Agents and Others:
Each officer and employee of the corporation shall be entitled to indemnification and advance expenses to the same extent as a director.

                  5. Insurance: The corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation, or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee

                                      -4-
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benefit plan or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee or agent, whether or not the corporation would have power to indemnify him against the same liability under Section 1.

         6. Application: Indemnity hereunder shall continue as to a person who has ceased to have the capacity referred to above and shall inure to the benefit of the heirs, executors and administrators of such a person.

DATED:  November 17, 1988
                                             /s/ Alexander C. Graham, Jr.
                                             -----------------------------------
                                             Alexander C. Graham, Jr.,
                                             Incorporator

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